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                                                                    EXHIBIT 99.2


                            UNITED STATES OF AMERICA
                                     BEFORE
              THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
                                WASHINGTON, D.C.


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                                            )
Written Agreement by and between            )
                                            )
MADISON BANK                                )
  Blue Bell, Pennsylvania                   )        Docket No. 00-013-WA/RB-SM
                                            )
and                                         )
                                            )
FEDERAL RESERVE BANK                        )
  OF PHILADELPHIA                           )
Philadelphia, Pennsylvania                  )
                                            )
                                            )
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         WHEREAS, in recognition of their common goal to maintain the financial soundness of Madison Bank, Blue Bell, Pennsylvania (the "Bank"), a state chartered bank that is a member of the Federal Reserve System, the Bank and the Federal Reserve Bank of Philadelphia (the "Reserve Bank") have mutually agreed to enter into this Written Agreement (the "Agreement");

         WHEREAS, as the result of the identification of deficiencies, the Bank is taking steps to enhance and improve its policies and procedures for compliance with the Currency and Foreign Transactions Reporting Act (31 U.S.C. 5311 et seq.) and the accompanying regulations issued by the U.S. Department of the Treasury (31 C.F.R. 103.11 et. seq.) (collectively referred to as the Bank Secrecy Act (the "BSA")) and with Regulation H (12 C.F.R. 208.62 and 208.63) of the Board of Governors of the Federal Reserve System ("Board of Governors"); and

         WHEREAS, on June 20, 2002 the board of directors of the Bank, at a duly constituted meeting, adopted a resolution authorizing and directing Vito A. DeLisi to enter into this Agreement on behalf of the Bank and consenting to compliance by the Bank and its institution-affiliated parties, as defined by section 3(u) of the Federal Deposit Insurance Act, as amended (the "FDI Act") (12 U.S.C. 1813(u)), with each and every provision of this Agreement.


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         NOW, THEREFORE, the Bank and the Reserve Bank agree as follows:

         1. To assist in correcting all deficiencies and violations of the BSA and Regulation H of the Board of Governors identified in the examination of the Bank concluded on February 15, 2002, as well as to assist in the development of polices and procedures designed to ensure future compliance with the BSA and Regulation H:

                  (a) Within 45 days of this Agreement, the Bank shall conduct a comprehensive review of internal controls and procedures related to BSA compliance and the identification and reporting of suspicious activity; and

                  (b) within 60 days of this Agreement, the Bank shall provide the Reserve Bank with a written report detailing the findings and conclusions of the review.

         2. Within 30 days of the completion of the report required by paragraph 1(b) hereof, the Bank shall submit to the Reserve Bank an acceptable written program designed to ensure compliance with all provisions of the BSA, including, but not limited to, the recordkeeping and reporting requirements for currency transactions of over $10,000 (31 C.F.R. 103.22) and the exemption procedures for currency transaction reports (31 C.F.R. 103.22).

         3. Within 30 days of the completion of the report required by paragraph 1(b) hereof, the Bank shall submit to the Reserve Bank an acceptable enhanced customer due diligence program. The program shall be designed to reasonably ensure the identification and timely, accurate and complete reporting of known or suspected criminal activity against or involving the Bank to law enforcement and supervisory authorities as required by the suspicious activity reporting provisions of Regulation H of the Board of Governors (12 C.F.R. 208.62).

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         4. Within 30 days of the completion of the report required by paragraph
1(b) hereof, the Bank shall submit to the Reserve Bank an acceptable written compliance program, as required by the applicable provisions of Regulation H of the Board of Governors (12 C.F.R. 208.63) and 31 U.S.C. 5318(h), designed to ensure and maintain compliance with the BSA. The program shall, at a minimum, include all elements required by Regulation H and in particular shall:

                  (a) provide for independent testing of compliance with the BSA and the identification and reporting of suspicious activity, and ensure that compliance audits are performed frequently, are fully documented, and are conducted with the appropriate segregation of duties; and

                  (b) provide for training for all appropriate personnel (including, but not limited to, tellers, customer service representatives, lending officers, private and personal banking officers and all other customer contact personnel), conducted by competent personnel, in all aspects of regulatory and internal policies and procedures related to the BSA (including accurate recordkeeping and form completion requirements and the identification and reporting of suspicious activity); require documentation of the training provided; and provide for the training to be conducted on a regular basis.

         5. Within 60 days of this Agreement, the Bank shall submit to the Reserve Bank an acceptable written plan designed to ensure compliance with the regulations of the U.S. Department of the Treasury's Office of Foreign Asset Control ("OFAC") (31 C.F.R. 500 et seq.), as well as any rules and guidelines issued or administered by OFAC. The plan shall include, at a minimum, procedures to ensure that customer transactions are processed in accordance with OFAC requirements and in accordance with a regularly updated list of entities and individuals whose transactions or assets are to be blocked, frozen, or monitored.

         6. Within 60 days of this Agreement, the Bank shall submit to the Reserve Bank acceptable written policies and procedures designed to strengthen the electronic funds transfer function. The policies and procedures shall, at a minimum, address, consider, and include:


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                  (a) procedures for segregation of duties for processing,
sending, reconciling, and reviewing wire transfers;

                  (b) increased Fedline training for appropriate personnel;

                  (c) security procedures, including but not limited to, periodic independent review of Fedline settings and an enhanced contingency plan for the Fedline system; and

                  (d) the establishment, maintenance, and monitoring of a comprehensive wire transfer log of all funds transfers through the Bank.

Progress Reports

         7. Within 45 days after the end of each calendar quarter (June 30, September 30, December 31, and March 31) following the date of this Agreement, the board of directors of the Bank shall submit a written progress report to the Reserve Bank setting forth in detail the actions taken to comply with each provision of this Agreement and the results of those actions. Such reports may be discontinued when the Reserve Bank, in writing, releases the Bank from making further reports.

Approval of Plans and Policies

         8. (a) The plans, programs, policies, and procedures required by paragraphs 2,3, 4, 5, and 6 hereof shall be submitted to the Reserve Bank for approval. Acceptable plans, programs, policies, and procedures shall be submitted to the Reserve Bank within the time periods set forth in this Agreement. The Bank shall adopt all approved plans, programs, policies, and procedures within 10 days of approval by the Reserve Bank and then shall fully comply with them. During the term of this Agreement, the Bank shall not amend or rescind any approved plans, programs, policies, or procedures within the prior written approval of the Reserve Bank.


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                  (b) The board of directors of the Bank shall establish a
process to ensure that all approved written plans, programs, policies, and procedures are reviewed at least annually.

Communications

         9. All communications regarding this Agreement shall be sent to:

                  (a)     John J. Deibel
                          Vice President
                          Federal Reserve Bank of Philadelphia
                          Ten Independence Mall
                          Philadelphia, PA  19106-1574


                  (b)     Vito DeLisi
                          President and Chief Executive Officer
                          Madison Bank
                          1767 Sentry Park West
                          Blue Bell, PA  19422

Miscellaneous

                  10. Notwithstanding any provision of this Agreement to the contrary, the Reserve Bank may, in its sole discretion, grant written extensions of time to the Bank to comply with any provision of this Agreement.

                  11. The provisions of this Agreement shall be binding upon the Bank, all of its institution-affiliated parties, in their capacities as such, and their successors and assigns.

                  12. Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated or suspended by the Reserve Bank.

                  13. The provisions of this Agreement shall not bar, estop, or otherwise prevent the Board of Governors or any other federal or state agency from taking any other action affecting the Bank, any of its current or former institution-affiliated parties, or their successors and assigns.


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                  14. This Agreement is a "written agreement" for the purposes of, and is enforceable by the Board of Governors as an order issued under, section 8 of the FDI Act (12 U.S.C. 1818).

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of this 20th day of June, 2002.



MADISON BANK                                FEDERAL RESERVE BANK OF
Blue Bell, Pennsylvania                     PHILADELPHIA

By: /s/ Vito A. DeLisi                      By: /s/ John J. Deibel
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